                                                                      EXHIBIT 21

Subsidiaries of the Registrant

         The Corporation has five subsidiaries as of January 1, 1999.

                                                                                     Percent
                                                                                   Voting Stock
                                    Jurisdiction of           Shares Owned           Held by
                                      Organization           by Corporation        Corporation
                                      ------------           --------------        -----------
Community Trust Bank, NA              United States          285,000 Common            100%
    Pikeville, Kentucky

Community Trust Bank, FSB             United States            100 Common              100%
    Campbellsville,
    Kentucky

Trust Company of                      United States            500 Common              100%
    Kentucky, NA
    Ashland, Kentucky

Community Trust Funding Corp          Delaware                 100 Common              100%

CTBI Preferred Capital Trust          Delaware                42,720 Common
                                                             Trust Securities          100%

        All shares of Community Trust Bank, FSB are pledged as collateral on the bank note outstanding to Star Bank, Cincinnati, Ohio.